UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 5, 2024

Aon plc

(Exact Name of Registrant as Specified in Charter)

Ireland	1-7933	98-1539969
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Metropolitan Building, James Joyce Street, Dublin 1, Ireland D01 K0Y8

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: +353 1 266 6000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Ordinary Shares $0.01 nominal value	AON	New York Stock Exchange
Guarantees of Aon plc’s 3.875% Senior Notes due 2025	AON25	New York Stock Exchange
Guarantees of Aon plc’s 2.875% Senior Notes due 2026	AON26	New York Stock Exchange
Guarantees of Aon Corporation and Aon Global Holdings plc’s 2.850% Senior Notes due 2027	AON27	New York Stock Exchange
Guarantees of Aon North America, Inc.’s 5.125% Senior Notes due 2027	AON27B	New York Stock Exchange
Guarantees of Aon North America, Inc.’s 5.150% Senior Notes due 2029	AON29	New York Stock Exchange
Guarantees of Aon Corporation and Aon Global Holdings plc’s 2.050% Senior Notes due 2031	AON31	New York Stock Exchange
Guarantees of Aon Corporation and Aon Global Holdings plc’s 2.600% Senior Notes due 2031	AON31A	New York Stock Exchange
Guarantees of Aon North America, Inc.’s 5.300% Senior Notes due 2031	AON31B	New York Stock Exchange
Guarantees of Aon Corporation and Aon Global Holdings plc’s 5.000% Senior Notes due 2032	AON32	New York Stock Exchange
Guarantees of Aon Corporation and Aon Global Holdings plc’s 5.350% Senior Notes due 2033	AON33	New York Stock Exchange
Guarantees of Aon North America, Inc.’s 5.450% Senior Notes due 2034	AON34	New York Stock Exchange
Guarantees of Aon plc’s 4.250% Senior Notes due 2042	AON42	New York Stock Exchange
Guarantees of Aon plc’s 4.450% Senior Notes due 2043	AON43	New York Stock Exchange
Guarantees of Aon plc’s 4.600% Senior Notes due 2044	AON44	New York Stock Exchange
Guarantees of Aon plc’s 4.750% Senior Notes due 2045	AON45	New York Stock Exchange
Guarantees of Aon Corporation and Aon Global Holdings plc’s 2.900% Senior Notes due 2051	AON51	New York Stock Exchange
Guarantees of Aon Corporation and Aon Global Holdings plc’s 3.900% Senior Notes due 2052	AON52	New York Stock Exchange
Guarantees of Aon North America, Inc.’s 5.750% Senior Notes due 2054	AON54	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 5, 2024, the Board of Directors (the “Board”) of Aon plc (the “Company”) increased the size of the Board to 13 members and appointed James Stavridis as a director of the Company, effective August 15, 2024. Admiral Stavridis will serve until the Company’s 2025 annual general meeting of shareholders, when he is expected to be subject to re-election by a vote of the Company’s shareholders. The Board has appointed Admiral Stavridis to the Finance Committee of the Board, also effective August 15, 2024.

Admiral Stavridis is currently Partner and Vice Chair, Global Affairs of Carlyle, a global investment firm, a position he has held since 2018. Admiral Stavridis is a former member of the United States Navy, serving from 1976 to 2013 and rising to the rank of 4-star Admiral in 2009. His commands included four years as the 16th Supreme Allied Commander at NATO, where he oversaw operations in Afghanistan, Libya, Syria, the Balkans, and counter piracy off the coast of Africa, as well as approximately three years commanding the U.S. Southern Command in Miami, charged with military operations throughout Latin America. Following his military career, he served as dean of The Fletcher School of Law and Diplomacy at Tufts University from 2013 to 2018. Admiral Stavridis previously served as a board member of American Water Works Company, Inc., a publicly traded water utility company, and as a director of the Neuberger Berman Funds. Admiral Stavridis serves on the board of directors of Fortinet, Inc., a cybersecurity company, and as a director of several private companies and non-profit organizations.

Admiral Stavridis will receive compensation as a non-management director in accordance with the Company’s compensation practices for non-management directors (prorated based on his start date), which are generally described in the Company’s Proxy Statement for the Company’s 2024 annual general meeting of shareholders, filed with the U.S. Securities and Exchange Commission (the “SEC”) on April 29, 2024. In addition, the Company will enter into its standard deed of indemnity for directors of the Company with Admiral Stavridis.

There is no arrangement between Admiral Stavridis and any other person pursuant to which he was selected as a director. In satisfaction of the disclosure required by Item 404(a) of Regulation S-K, the disclosure under Item 1.01 of the Company’s Current Report on Form 8-K filed with the SEC on December 20, 2023, regarding the Company’s acquisition of NFP, which disclosure is incorporated herein by reference. In connection with the Company’s acquisition of NFP for an enterprise value of $13.0 billion and in consideration for his ownership of equity interests in NFP, Admiral Stavridis and his family trust were collectively issued 4,809 class A ordinary shares of the Company and $74,189.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aon plc

By:	/s/ Darren Zeidel
Name:	Darren Zeidel
Title:	Executive Vice President, General Counsel and Company Secretary

Date: August 9, 2024